                    SALEM COMMUNICATIONS HOLDING CORPORATION
                                 AMENDMENT NO. 1

         AMENDMENT NO. 1 (this "AMENDMENT"), dated as of January 15, 2001, to the Third Amended and Restated Credit Agreement, dated as of November 7, 2000, by and among SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation (the "BORROWER"), THE BANK OF NEW YORK, as administrative agent for the Lenders thereunder (in such capacity, the "ADMINISTRATIVE AGENT"), BANK OF AMERICA, N.A., as Syndication Agent, FLEET NATIONAL BANK, as Documentation Agent, and UNION BANK OF CALIFORNIA, N.A. and THE BANK OF NOVA SCOTIA, as Co-Agents, and the Lenders party thereto (the "CREDIT AGREEMENT").

                                    RECITALS

        I. Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.

        II. The Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement upon the terms and conditions contained herein, and the Administrative Agent and the Required Lenders are willing to do so.

        Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to
Section 11.1 of the Credit Agreement, the parties hereto agree as follows:

        1. Section 1.1 of the Credit Agreement shall be amended by adding the following defined terms in the appropriate alphabetical order:

          "KALC DEPOSIT ARRANGEMENT": the deposit of the proceeds received from the KALC Sale with the Exchange Agent pursuant to a intermediary agreement in all respects satisfactory to the Administrative Agent in connection with the qualification of the KALC Sale as a like-kind exchange under Section 1031 of the Code.

          "KALC EXCHANGE AGENT": BNY or such other intermediary satisfactory to the Administrative Agent.

          "PENDING TRANSACTIONS": as defined in Section 8.3(d).

        2. Section 1.1 of the Credit Agreement shall be amended by amending and restating the defined terms "Equity Issuance", "Fixed Charges" and "Stock" to read as follows:

                 "EQUITY ISSUANCE": (a) the issuance or sale by the Parent or any of its Subsidiaries after the Second Restatement Date of (i) any capital stock (other than capital stock issued on the exercise of the Bridge Warrants or any other warrants or options described in clause
         (ii) below), (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Parent or of any of its Subsidiaries),
         (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Parent or any of its Subsidiaries after the Second Restatement Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of that contribution) other than (x) the Dropdown (as defined in the Parent Guaranty) and (y) any capital contribution by (1) any Subsidiary of the Parent to the Parent or to any wholly-owned Subsidiary of the Parent or
         (2) the Parent or by any wholly-owned Subsidiary of the Parent to any Subsidiary of the Parent (other than a capital contribution made with the Net Equity Proceeds of an Equity Issuance described in clause (a) of this definition); PROVIDED that an "Equity Issuance" shall not include the issuance or sale by the Parent of Class A common Stock of the Parent to the extent that such Stock or the Net Equity Proceeds derived from the sale or issuance of such Stock shall be used to make an acquisition of one or more Broadcasting Stations pursuant to Section 8.3(c)(i). For purposes of this definition, prior to the Bridge Termination Date, Subsidiaries of the Parent shall not include Acquisition Corp. or any of its Subsidiaries.

                 "FIXED CHARGES": at any date of determination, the sum, without duplication, of (a) Debt Service, (b) cash income taxes paid (other than cash taxes paid in connection with a sale of Property but only to the extent such cash taxes are paid from the proceeds of such sale), (c) capital expenditures (excluding (i) capital expenditures made with insurance proceeds and capital expenditures associated with an acquisition made within the 12 month period immediately following such acquisition and (ii) capital expenditures made in the network operations center located in Dallas, Texas (not in excess of $4,000,000 in the aggregate)), and (d) intercompany loans made to, or investments made in, the Other Media Subsidiaries, PROVIDED that if Other Media Cash Flow is negative, such negative Other Media Cash Flow (expressed as a positive number) shall be subtracted from such intercompany loans and investments (provided that the resulting difference shall not be less than $0), in each case of the Parent and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP, for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

                 "STOCK": any and all shares, interests, participations, options, warrants or other equivalents (however designated) of corporate stock, partnership interests and membership and other limited liability company interests.

        3. Section 1.1 of the Credit Agreement shall be amended by amending the defined term "Operating Cash Flow" to add the words "and interest income" immediately after the parenthetical phrase "(exclusive of reciprocal and barter revenues)" appearing in clause (i) thereof.

        4. Section 2.4(b) of the Credit Agreement shall be amended by (a) inserting the word "cash" before the word "proceeds" in the third line of clause
(iv) thereof and (b) inserting the word "cash" before the word "proceeds" in the third line of clause (v) thereof.

        5. Section 2.5(b) of the Credit Agreement shall be amended by amending and restating the second sentence thereof to read as follows:

         Upon receipt of any Net Sale Proceeds (to the extent received in cash), including the receipt by the Parent or any of its Subsidiaries of Net Sale Proceeds from the KALC Sale (provided that, to the extent that such KALC Sale Net Sale Proceeds have been deposited with the KALC Exchange Agent in accordance with the KALC Deposit Arrangement, such Net Sales Proceeds shall not be deemed received in cash until the KALC Exchange Agent shall have released such Net Sales Proceeds to the Parent or any of its Subsidiaries), the Borrower shall immediately prepay the KALC RC Loans in an equal amount until the KALC RC Loans are repaid in full.

        6. Section 6.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

        6.3      CONSOLIDATED ANNUAL OPERATING CASH FLOW TO INTEREST EXPENSE.

                 The Parent shall maintain as at the end of each fiscal quarter during the applicable periods set forth below a ratio of Consolidated Annual Operating Cash Flow to Interest Expense not less than the ratio set forth below opposite the applicable period set forth below:

====================================================================== ===================
                               PERIODS                                       RATIO
---------------------------------------------------------------------- -------------------
Second Restatement Date through December 31, 2000                          1.75:1.00
---------------------------------------------------------------------- -------------------
January 1, 2001 through September 30, 2001                                 1.50:1.00
---------------------------------------------------------------------- -------------------
October 1, 2001 through March 30, 2002                                     1.75:1.00
---------------------------------------------------------------------- -------------------
March 31, 2002 through March 30, 2003                                      2.00:1.00
---------------------------------------------------------------------- -------------------
March 31, 2003 through March 30, 2004                                      2.25:1.00
---------------------------------------------------------------------- -------------------
March 31, 2004 and thereafter                                              2.50:1.00
====================================================================== ===================

        provided that if the Borrower shall make an acquisition pursuant to
        Section 8.3(d)(i)(A) or 8.3(d)(i)(B) at any time during the period from January 1, 2001 through September 30, 2001, the required ratio of Consolidated Annual Operating Cash Flow to Interest Expense for the balance of such period shall automatically increase to 1.75:1.00.

        7. Section 7.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

                 Except as otherwise permitted by Sections 8.3 and 8.7, maintain, and cause each Subsidiary to maintain, its corporate or other existence, and maintain, and cause each Subsidiary to maintain, its good standing in the jurisdiction of it incorporation or organization and in each other jurisdiction in which failure so to do could reasonably be expected to have a Material Adverse Effect.

        8. Section 8.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

                 8.3      MERGER OR ACQUISITION OF PROPERTY.

                 Consolidate with, be acquired by, or merge into or with any Person, or acquire all or substantially all of the Stock or Property of any Person, or any Broadcasting Station (which term for purposes of this Section 8.3 shall include any broadcast license issued by the FCC for the operation of a Broadcasting Station), or permit any Subsidiary so to do, except:

                 (a) any wholly-owned Subsidiary may (i) merge with the Borrower (with the Borrower as survivor) or (ii) merge with or acquire all or substantially all of the Stock or Property of another wholly-owned Subsidiary;

                 (b) the Borrower or any wholly-owned Subsidiary may acquire one or more Broadcasting Stations owned by another Person in exchange

        (pursuant to an exchange permitted pursuant to Section 8.7(d)) for one or more Broadcasting Stations owned by the Borrower or such wholly-owned Subsidiary, PROVIDED that not later than 15 days prior to the consummation of any such exchange, the Borrower shall have delivered to the Administrative Agent financial statements for the next four full fiscal quarters of the Borrower, prepared on a pro forma basis reflecting the consummation of such exchange, together with a certificate of an Authorized Signatory of the Borrower certifying that the Borrower is in pro forma compliance with the terms, covenants, provisions and conditions of this Agreement, including Sections 6.1, 6.2, 6.3, 6.4 and 6.5 (and attaching calculations with respect to Sections 6.1, 6.2, 6.3, 6.4 and 6.5), all in form and substance reasonably satisfactory to the Administrative Agent;

                 (c) provided that immediately before and after giving effect thereto, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist:

                          (i) the Borrower or any wholly-owned Subsidiary may make acquisitions, including through a merger (with the Borrower or such wholly-owned Subsidiary (or a Person that becomes a wholly-owned Subsidiary) as the survivor thereof), of Broadcasting Stations, PROVIDED that the aggregate gross consideration paid for such acquisition is payable solely in Class A common Stock of the Parent and/or Net Equity Proceeds received by the Parent not earlier than 10 days prior to such acquisition from the issuance or sale of Class A common Stock of the Parent,

                          (ii) the Borrower or any wholly-owned Subsidiary may consummate those transactions which are listed on Schedule 8.3(c) (collectively, the "DESIGNATED TRANSACTIONS"), PROVIDED that not later than 15 days prior to the consummation of any such transaction, the Borrower shall have delivered to the Administrative Agent financial statements for the next four full fiscal quarters of the Borrower, prepared on a pro forma basis reflecting the consummation of such transaction, together with a certificate of an Authorized Signatory of the Borrower certifying that the Borrower is in pro forma compliance with the terms, covenants, provisions and conditions of this Agreement, including Sections 6.1, 6.2, 6.3, 6.4 and 6.5 (and attaching calculations with respect to Sections 6.1, 6.2, 6.3, 6.4 and 6.5), all in form and substance reasonably satisfactory to the Administrative Agent, and

                          (iii) the Borrower may acquire all of the issued and outstanding Stock of Acquisition Corp. and any intercompany Indebtedness of Acquisition Corp. held by the Parent pursuant to the Dropdown (as defined in the Parent Guaranty);

                 (d) upon 30 days' notice to the Administrative Agent, the Borrower or any wholly-owned Subsidiary may make other acquisitions, including through a merger (with the Borrower or such wholly-owned Subsidiary (or a Person that becomes a wholly-owned Subsidiary) as the survivor thereof), PROVIDED that:

                          (i): such acquisition or merger shall meet any of the following requirements:

                                (A) if immediately before or after giving effect to such acquisition or merger the Total Leverage Ratio shall exceed 5.50:1.00 (in such case, a "LEVERAGED ACQUISITION"), (I) the aggregate gross consideration paid or payable for such Leveraged Transaction (including capital expenditures relating to such Leveraged Acquisition that are reasonably anticipated for the 12 month period following such Leveraged Acquisition), when added to the aggregate gross consideration paid or payable for all Leveraged Acquisitions (including capital expenditures relating to each such Leveraged Acquisition that were reasonably anticipated for the 12 month period following such Leveraged Acquisition) made during the period commencing on the Second Restatement Date and ending through and including the date of the Leveraged Acquisition then being contemplated, shall not exceed $50,000,000 LESS the aggregate gross consideration paid or payable for each acquisition or merger made pursuant to Section 8.3(d)(i)(D) (including capital expenditures relating to each such acquisition or merger that were reasonably anticipated for the 12 month period following such acquisition or merger) if immediately before or after giving effect to such acquisition or merger made pursuant to Section 8. 3(d)(i)(D) the Total Leverage Ratio shall exceed 5.50:1.00, and (II) immediately before and after giving effect to such Leveraged Acquisition the ratio of Consolidated Annual Operating Cash Flow to Interest Expense shall not be less than 1.75:1.00,

                                (B)   immediately  before and after giving
        effect to such acquisition or merger (I) the Total Leverage Ratio shall be less than or equal to 5.50:1.00 and (II) the ratio of Consolidated Annual Operating Cash Flow to Interest Expense shall not be less than 1.75:1.00,

                                (C) the aggregate gross consideration paid or payable for such acquisition or merger (including capital expenditures relating to such acquisition or merger that are reasonably anticipated for the 12 month period following such acquisition or merger), when added to the aggregate gross consideration paid or payable for each such acquisition or merger (including capital expenditures relating to each such acquisition or merger that were reasonably anticipated for the 12 month period following such acquisition or merger) made during the period commencing on January 15, 2001 and ending through and including the date of the acquisition or merger then being contemplated, shall not exceed 50% of the Net Sale Proceeds received from the sale of Property pursuant to Section 8.7(d) after January 15, 2001, or

                                (D) such acquisition or merger is one of the pending transactions set forth on Schedule 8.3(d) (collectively, the "PENDING TRANSACTIONS"),

                          (ii) immediately before and after giving effect to any such proposed acquisition or merger, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist,

                          (iii) the Borrower shall have received with respect to each such acquisition or merger an order from the FCC in respect of the acquisition or merger of a Broadcasting Station (which FCC order need not have become a final order) and all other similar material orders from all other applicable Governmental Authorities, with regard to the acquisition or merger, authorizing the applicable transactions, if required by applicable law, and the Administrative Agent shall have received true, complete and correct copies, certified by an Authorized Signatory of the Borrower, of all such orders, and

                          (iv)   not later than 15 days prior to the
         consummation of any such acquisition or merger, the Borrower shall have delivered to the Administrative Agent financial statements for the next four full fiscal quarters of the Borrower, prepared on a pro forma basis reflecting the consummation of such acquisition, together with a certificate of an Authorized Signatory of the Borrower certifying that the Borrower is in pro forma compliance with the terms, covenants, provisions and conditions of this Agreement, including Sections 6.1, 6.2, 6.3, 6.4 and 6.5 (and attaching calculations with respect to Sections 6.1, 6.2, 6.3, 6.4 and 6.5), all in form and substance reasonably satisfactory to the Administrative Agent.

                  (e)      as permitted under Section 8.5; and

                  (f) the Common Ground Reorganization, PROVIDED that (i) immediately before and after giving effect to the Common Ground Reorganization, all representations and warranties contained in the Loan Documents shall be true and correct and no Default or Event of Default shall exist, (ii) the Borrower shall have received with respect to the Common Ground Reorganization an order (subject to no pending contest or administrative review) from the FCC (in respect of each affected Broadcasting Station) and all other similar material orders from all other applicable Governmental Authorities, with regard to the Common Ground Reorganization, authorizing the applicable transactions, if required by applicable law, and the Administrative Agent shall have received true, complete and correct copies, certified by an Authorized Signatory of the Borrower, of all such orders, (iii) the Common Ground Collateral Release shall not have occurred more than five Business Days prior to the consummation of the Common Ground Reorganization and (iv) within five Business Days after the consummation of the Common Ground Reorganization, (A) Common Ground Broadcasting, Inc. and each Subsidiary that receives transferred assets and that is not then a party to the Subsidiary Guaranty shall become a party to the Subsidiary Guaranty, and (B) the Borrower and each Subsidiary that receives transferred assets shall grant a security interest pursuant to the Borrower Security Agreement or the Subsidiary Guaranty in and to all of the assets transferred to it, all in the manner required by this
         Section 8.3.

                  If the aggregate gross consideration for any such acquisition or merger permitted by Section 8.3(b) or 8.3(d) (including capital expenditures relating to such acquisition or merger that are reasonably anticipated for the 12 month period following such acquisition or merger) exceeds $10,000,000, (i) the Borrower shall have delivered to the Administrative Agent and each Lender such details of such transaction as the Administrative Agent or any Lender (through the Administrative Agent) shall reasonably request, and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Signatory of the Borrower certifying that (A) the Borrower is in pro-forma compliance with the terms, covenants, provisions, and conditions of this Agreement, including, without limitation, Sections 6.1, 6.2, 6.3, 6.4 and 6.5 (and attaching calculations with respect to Sections 6.1, 6.2, 6.3, 6.4 and 6.5), and (B) immediately before and after giving effect to any such acquisition or merger, all representations and warranties contained in the Loan Documents are true and correct and no Default or Event of Default exists.

                  If the aggregate gross consideration for any such acquisition or merger permitted by Section 8.3(b) or 8.3(d) (including capital expenditures relating to such acquisition or merger that are reasonably anticipated for the 12 month period following such acquisition or merger) exceeds $20,000,000, the Borrower shall have delivered to the Administrative Agent and each Lender an independent appraisal of each Property to be acquired, such appraisal to be in all respects satisfactory to the Administrative Agent.

                  Immediately upon the consummation of any acquisition or merger permitted under Sections 8.3(b), 8.3(c) or 8.3(d), (i) the Borrower shall have delivered to the Administrative Agent such UCC financing statements and other documents as the Administrative Agent shall reasonably require in order to grant to the Administrative Agent a first priority perfected security interest in the Property acquired under and pursuant to the Collateral Documents, subject to no Liens other than Permitted Liens, (ii) if the Borrower shall have created or acquired a Subsidiary in connection with such acquisition, such Subsidiary shall have become a party to the Subsidiary Guaranty and
         (iii) the Borrower shall have delivered to the Administrative Agent such opinions and other documents as the Administrative Agent shall reasonably require in connection therewith.

        9. Section 8.7(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

                 (b)      transfers permitted by Section 8.3 and Section 8.5;

        10. Section 8.7(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

                 (e) Acquisition Corp. may consummate the KALC Sale in accordance with the terms of the KALC Purchase Agreement, provided that the Borrower shall immediately prepay the then outstanding balance of the KALC RC Loans upon receipt of the proceeds of the KALC Sale in accordance with Section 2.5; provided further that, in the event that the Loan Party receiving such proceeds shall elect to deposit the proceeds of the KALC Sale with the KALC Exchange Agent in accordance with the KALC Deposit Arrangement, such Loan Party shall grant to the Administrative Agent a first priority perfected security interest in and to all of such Loan Party's right, title and interest in and to such deposit and all documentation executed and delivered in connection with the KALC

         Deposit Arrangement pursuant to documentation in all respects satisfactory to the Administrative Agent.

        11. Section 8.19 of the Credit Agreement is amended and restated in its entirety to read as follows:

        8.19     CHANGE IN NAME, JURISDICTION OF ORGANIZATION; NATURE OF
BUSINESS.

                 Change its legal name or the jurisdiction of its organization, make any material change in the nature of its business, taken as a whole, as conducted on the Second Restatement Date, or convert its form of organization to another form of organization, or permit any of its Subsidiaries so to do, except that any Subsidiary may change its name or the jurisdiction of its organization or convert its form of organization to a corporation or limited liability company, PROVIDED that the Subsidiary (i) shall provide to the Administrative Agent 30 days (or such lesser period as shall be satisfactory to the Administrative Agent) prior written notice of such change or conversion, (ii) no fewer than 10 days (or such lesser period as shall be satisfactory to the Administrative Agent) prior to the applicable change or conversion, shall have taken all steps necessary or reasonably required by the Administrative Agent to maintain its guaranty and the perfection of the Security Interest under the Subsidiary Guaranty and (iii) shall deliver to the Administrative Agent such certificates, Uniform Commercial Code financing statements, legal opinions and other documents as the Administrative Agent shall reasonably require.

        12. The Credit Agreement is amended to add a new Schedule 8.3(d) in the form attached hereto.

        13. The Required Lenders hereby consent to the execution and delivery of Amendment No. 1 to the Parent Guaranty substantially in the form attached hereto.

        14. Paragraphs 1-13 of this Amendment shall not become effective until the Administrative Agent shall have received:

                 (a) counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders;

                 (b) counterparts of Amendment No. 1 to the Parent Guaranty substantially in the form attached hereto duly executed by the Parent, the Borrower and the Administrative Agent;

                 (c) a certificate, dated the date hereof, of the Secretary or an Assistant Secretary of each Loan Party attaching a true and complete copy of the resolutions of its Board of Directors or other authorizing documents and of all documents evidencing all necessary corporate or other action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize this Amendment, Amendment No. 1 to the Parent Guaranty and the transactions contemplated hereby and thereby;

                 (d) an opinion of the General Counsel of the Parent and the Borrower, addressed to the Administrative Agent and the other Credit Parties in form and substance satisfactory to the Administrative Agent. It is understood that such opinion is being delivered to the Administrative Agent and the other Credit Parties upon the direction of the Parent and the other Loan Parties and that the Administrative Agent and the other Credit Parties may and will rely upon such opinion; and

                 (e) for the account of each Lender executing and delivering (without condition) this Amendment and Amendment No. 1 to the Parent Guaranty to the Administrative Agent before 5:00 p.m. (New York City time) on January 29, 2001, an amendment fee equal to 0.125% of such Lender's RC Commitment on such date.

         Upon this Amendment becoming effective in accordance with this Paragraph 14, the definition of "Fixed Charges", as amended and restated pursuant to Paragraph 2, shall be deemed effective as of the Second Restatement Date.

        15. In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.

        16. In order to induce the Administrative Agent and the Required Lenders to execute and deliver this Amendment, the Borrower and the Subsidiary Guarantors each (a) certifies that, immediately after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Loan Documents or this Amendment, (b) certifies that, immediately after giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Documents, as amended, and (c) agrees to pay all of the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

        17. Each of the Borrower and the Subsidiary Guarantors (a) reaffirms and admits the validity, enforceability and continuing effect of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to any Credit Party under any Loan Document to which it is a party.

        18. This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

        19. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

        20. The parties have caused this Amendment to be duly executed as of the date first written above.

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   SALEM COMMUNICATIONS HOLDING
                                   CORPORATION

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

ATEP RADIO, INC.
BISON MEDIA, INC.
CARON BROADCASTING, INC.
CCM COMMUNICATIONS, INC.
COMMON GROUND BROADCASTING, INC.
GOLDEN GATE BROADCASTING COMPANY, INC.
INLAND RADIO, INC.
INSPIRATION MEDIA OF TEXAS, INC.
INSPIRATION MEDIA, INC.
KINGDOM DIRECT, INC.
NEW ENGLAND CONTINENTAL MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
OASIS RADIO, INC.
ONEPLACE, LTD.
PENNSYLVANIA MEDIA ASSOCIATES, INC.
RADIO 1210, INC.
REACH SATELLITE NETWORK, INC.
SALEM COMMUNICATIONS ACQUISITION CORPORATION
SALEM MEDIA CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF GEORGIA, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF KENTUCKY, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF PENNSYLVANIA, INC.
SALEM MEDIA OF VIRGINIA, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MUSIC NETWORK, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SALEM RADIO REPRESENTATIVES, INC.
SCA LICENSE CORPORATION
SOUTH TEXAS BROADCASTING, INC.
SRN NEWS NETWORK, INC.
VISTA BROADCASTING, INC.


By:
    ---------------------------
Name:
     --------------------------
Title:
      -------------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   THE BANK OF NEW YORK,
                                   in its individual capacity
                                   and as Administrative Agent

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   THE BANK AMERICA, N.A.

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   FLEET NATIONAL BANK

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   UNION BANK OF CALIFORNIA, N.A.

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   THE BANK OF NOVA SCOTIA

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   FIRST HAWAIIAN BANK

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   SUMMIT BANK

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   CITY NATIONAL BANK

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                     SALEM COMMUNICATIONS HOLDING CORPORATION
                        AMENDMENT NO. 1 TO CREDIT AGREEMENT

                                   ING BARINGS LLC

                                   By:
                                     --------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                        -----------------------

                    SALEM COMMUNICATIONS HOLDING CORPORATION
                       AMENDMENT NO. 1 TO CREDIT AGREEMENT



                                 SALEM HOLDINGS

                     SCHEDULE 8.3(d) TO THE CREDIT AGREEMENT
                          DATED AS OF NOVEMBER 7, 2000

                          LIST OF PENDING ACQUISITIONS

        1.       Acquisition of WFIA-AM, Louisville, Kentucky
                 Purchase Agreement dated December 6, 2000 between
                 Blue Chip Broadcasting, Ltd., Blue Chip Broadcasting Licenses II, Ltd., SCA License Corporation and Salem Communications Corporation
                 Purchase Price -- $1,750,000

        2.       Acquisition of WRBP-AM, Warren, Ohio
                 Purchase Agreement dated November 6, 2000 between
                 Star Communications, Inc. and Salem Communications Corporation Purchase Price -- $675,000

        3.       Acquisition of WROL-AM, Boston, Massachusetts
                 Purchase Agreement dated December 29, 2000 between Carter Broadcasting, Inc. and SCA License Corporation Purchase Price -- $11,000,000

        4.       Acquisition of WXRT-AM, Chicago, Illinois
                 Purchase Agreement dated November 6, 2000 between
                 Infinity Broadcasting Corporation of Illinois, Infinity Broadcasting Corporation and Salem Communications Corporation Purchase Price -- $29,000,000

        5. Acquisition of WZER-AM, Milwaukee, Wisconsin and WWTC-AM, Minneapolis, Minnesota
                 Purchase Agreement dated October 16, 2000 between
                 CRN Operations, L.L.C., CRN Licenses, L.L.C. and Salem Communications Corporation
                 Purchase Price -- $7,000,000